Exhibit 99.1

Renewable Energy Group Reports Third Quarter 2018 Financial Results
Q3 2018 Highlights

•	Net income of $24.3 million or $0.53 per diluted share, up from net loss of $11.4 million, or $0.29 per diluted share y/y

•
Adjusted net income of $19.8 million or $0.43 per share, up from Adjusted net loss of $15.1 million, or $0.39 per diluted share excluding allocation of the federal Biodiesel Mixture Excise Tax Credit (“BTC”) for 2017 y/y

•	Adjusted EBITDA of $34.6 million, up from negative $1.5 million y/y, excluding allocation of the 2017 BTC

•	Revenues of $597.8 million, down 5% y/y

•	179 million gallons sold, up 18% y/y

•	139 million gallons produced, up 16% y/y

Ames, IA, November 6, 2018 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ:REGI) today announced its financial results for the third quarter ended September 30, 2018.

"We have added another very positive quarter to our already strong financial performance in the first half of 2018," said Randy Howard, President and Chief Executive Officer.  "We generated $34.6 million of Adjusted EBITDA without the BTC being in effect. Adjusted EBITDA for the first nine months of 2018 was $94.4 million, reflecting a favorable market environment and our continued efforts to optimize the efficiency of our biodiesel and renewable diesel plants."
Net income attributable to common stockholders was $24.3 million in the third quarter of 2018, compared to net loss of $11.4 million in the third quarter of 2017. The improvement in net income reflects better margins in 2018 as well as more gallons sold. Adjusted net income was $19.8 million compared to Adjusted net loss of $15.1 million in the third quarter of 2017, excluding allocation of the 2017 BTC. Third quarter 2018 Adjusted EBITDA was $34.6 million, compared to Adjusted EBITDA of negative $1.5 million in the third quarter of 2017, excluding allocation of the 2017 BTC.  After reallocating the net benefit of the BTC to applicable periods in 2017, Adjusted net income was $40.4 million and Adjusted EBITDA was $55.0 million in the third quarter of 2017.
Revenues for the third quarter were $597.8 million on 178.8 million gallons of fuel sold. Revenues in the third quarter decreased $29.2 million compared to the third quarter of 2017 mainly due to a lower average selling price and lower revenue from sales of separated RINs, partially offset by more gallons sold in the third quarter of 2018.
The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2018 on the same terms as in 2017, REG's net income, Adjusted net income and Adjusted EBITDA would each increase by approximately $70.0 million for business conducted in the quarter ended September 30, 2018 and would each increase by approximately $178.7 million for business conducted in the first nine months of 2018.

Third Quarter 2018 Highlights
All figures refer to the quarter ending September 30, 2018, unless otherwise noted. All comparisons are to the quarter ended September 30, 2017, unless otherwise noted.
REG sold a total of 178.8 million gallons of fuel, an increase of 18.0%, primarily due to increased biodiesel and petroleum gallons sold, partially offset by fewer sales of biomass-based diesel gallons produced by third parties. The average selling price per gallon was $3.03, a decrease of 5.6% excluding allocation of the 2017 BTC. The Company produced 139.2 million gallons of biomass-based diesel during the quarter, a 15.7% increase.
Revenues were $597.8 million, a decrease of 4.7% that was primarily due to lower revenue from sales of separated RINs and a lower average selling price per gallon, partially offset by the increase in gallons sold.
Gross profit was $51.4 million, or 8.6% of revenues, compared to gross profit of $14.8 million, or 2.4% of revenues. Gross profit as a percentage of revenue increased due to lower feedstock costs and operational improvements, partially offset by declining RIN prices.
Net income attributable to common stockholders was $24.3 million, or $0.53 per share on a fully diluted basis. This compares to a net loss of $11.4 million, or $0.29 per share on a fully diluted basis in the third quarter of 2017. Adjusted net income attributable to common stockholders was $19.8 million, or $0.43 per share, compared to an adjusted net loss excluding allocation of the 2017 BTC of $15.1 million, or $0.39 per share, on a fully diluted basis in the third quarter of 2017. Adjusted EBITDA was $34.6 million compared to negative $1.5 million, excluding allocation of the 2017 BTC, in the third quarter 2017.
At September 30, 2018, REG had cash and cash equivalents of $156.6 million, an increase of $79.0 million from December 31, 2017. Additionally, REG had $52.9 million of marketable securities at September 30, 2018 and zero at December 31, 2017. The increase in cash and cash equivalents and marketable securities is mainly due to significant cash flow generated by operations, including the Company's receipt of the 2017 BTC refund in 2018.
At September 30, 2018, accounts receivable were $92.9 million, or 14 days of sales. Accounts receivable at December 31, 2017 were $90.6 million. Inventory was $141.2 million at September 30, 2018, or 23 days of cost of sales, an increase of $5.6 million from December 31, 2017.

The table below summarizes REG’s results for the third quarter of 2018.
REG Q3 2018 and Q3 2017 Revenues, Net Income (Loss), Adjusted Net Income (Loss) and Adjusted EBITDA Summary
(in thousands except per gallon amounts)

	Q3 2018	Q3 2017	Y/Y Change
Gallons sold	178,799	151,521	18.0%
Average selling price per gallon, excluding the BTC	$3.03	$3.21	(5.6)%
Total revenues	$597,753	$626,983	(4.7)%
Net income (loss) attributable to common stockholders	$24,343	$(11,373)	N/M
Adjusted Net Income (Loss) excluding 2017 BTC allocation	$19,780	$(15,096)	N/M
Adjusted Net Income	$19,780	$40,399	(51.0)%
Adjusted EBITDA excluding 2017 BTC allocation	$34,588	$(1,540)	N/M
Adjusted EBITDA	$34,588	$54,965	(37.1)%
Estimated Adjusted EBITDA assuming BTC retroactively reinstated for 2018	$104,588	$54,965	90.3%

Reconciliation of Non - GAAP Measures
The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company's core operating performance, as well as short-term and long-term trends.
Adjusted net income and adjusted diluted earnings per common share are derived from GAAP results by excluding the non-cash impacts related to the change in the estimated fair value of the convertible debt conversion liability, change in fair value of contingent considerations, impairment of assets, and stock compensation, coupled with allocation of the net benefit of the 2017 BTC and the estimated net benefit of the 2018 BTC if retroactively reinstated on the same terms as 2017 as set forth in the footnotes to the tables below and the other items identified in the tables below that we believe are not related to our core operating activities.
Earnings before interest, taxes, depreciation and amortization, and further adjusted for certain additional items identified in the table below, or Adjusted EBITDA, is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA and Adjusted net income are used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and Adjusted EBITDA is used as a factor in determining incentive compensation for Company executives.
Adjusted net income, adjusted diluted earnings per common share and Adjusted EBITDA as presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted EPS Reconciliation:
The following table sets forth Adjusted Net Income (Loss) and Adjusted net income (loss) per share for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

(In thousands, except per share amounts)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net income (loss) attributable to the Company	$25,003	$(11,373)	$273,242	$(62,096)
Gain on involuntary conversion	—	(942)	(4,454)	(942)
Gain on sale of assets	(13)	—	(1,003)	—
Change in fair value of convertible debt conversion liability	—	(8,560)	—	24,158
Change in fair value of contingent considerations	(4,566)	1,433	(13,235)	1,998
Gain on debt extinguishment	(788)	—	(2,893)	—
Loss on the Geismar lease termination	—	—	—	3,967
Other (income) expense, net	(486)	(12)	(2,775)	276
Impairment of assets	—	—	—	1,341
Straight-line lease expense	(61)	(85)	(96)	(202)
Executive severance payment	—	2,420	215	2,420
Non-cash stock compensation	1,227	2,023	5,224	5,019
2017 BTC (1)	—	—	(204,936)	—
Adjusted net income (loss) attributable to the Company	$20,316	$(15,096)	$49,289	$(24,061)
Effect of participating share-based awards	536	—	1,262	—
Adjusted net income (loss) excluding 2017 BTC allocation attributable to common stockholders	$19,780	$(15,096)	$48,027	$(24,061)

Adjusted net income (loss) attributable to the Company	$20,316	$(15,096)	$49,289	$(24,061)
Allocation of 2017 BTC (1)	—	56,505	—	152,598
Adjusted net income including 2017 BTC allocation attributable to the Company	20,316	41,409	49,289	128,537
Effect of participating share-based awards	536	1,010	1,262	2,950
Adjusted net income including 2017 BTC allocation attributable to common stockholders	$19,780	$40,399	$48,027	$125,587

Net income (loss) per share attributable to common stockholders
Diluted	$0.53	$(0.29)	$6.20	$(1.61)

Adjusted net income (loss) excluding 2017 BTC allocation per share attributable to common stockholders
Diluted	$0.43	$(0.39)	$1.12	$(0.62)

Adjusted net income including 2017 BTC allocation per share attributable to common stockholders
Diluted	$0.43	$1.04	$1.12	$3.24

(1) On February 9, 2018, the BTC was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, we removed the net benefit of the 2017 BTC from our 2018 results and allocated a portion of the net benefit of the tax credit to each of the four quarters of 2017 based upon gallons sold.

Adjusted EBITDA Reconciliation:
The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
(In thousands)
Net income (loss)	$25,003	$(11,373)	$273,242	$(62,096)
Adjustments:
Income tax expense (benefit)	854	(115)	3,486	2,919
Interest expense	4,003	4,725	13,579	13,740
Depreciation	9,097	8,639	27,080	25,585
Amortization	318	307	936	583
EBITDA	39,275	2,183	318,323	(19,269)
Gain on involuntary conversion	—	(942)	(4,454)	(942)
Gain on sale of assets	(13)	—	(1,003)	—
Change in fair value of convertible debt conversion liability	—	(8,560)	—	24,158
Change in fair value of contingent liability	(4,566)	1,433	(13,235)	1,998
Gain on debt extinguishment	(788)	—	(2,893)	—
Other (income) expense, net	(486)	(12)	(2,775)	278
Impairment of assets	—	—	—	1,341
Loss on the Geismar lease termination	—	—	—	3,967
Straight-line lease expense	(61)	(85)	(96)	(202)
Executive severance	—	2,420	215	2,420
Non-cash stock compensation	1,227	2,023	5,224	5,019
2017 BTC (1)	—	—	(204,936)	—
Adjusted EBITDA excluding 2017 BTC allocation	34,588	(1,540)	94,370	18,768
Allocation of 2017 BTC (1)	—	56,505	—	152,598
Adjusted EBITDA	$34,588	$54,965	$94,370	$171,366
Estimated 2018 BTC benefit (2)	70,000	—	178,700	—
Estimated adjusted EBITDA assuming BTC retroactively reinstated for 2018	$104,588	$54,965	$273,070	$171,366
(1) On February 9, 2018, the BTC was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, we removed the net benefit of the 2017 BTC from our 2018 results and allocated a portion of the net benefit of the tax credit to each of the four quarters of 2017 based upon gallons sold.
(2) The Company estimates that if the BTC is reinstated on the same terms as in 2017, Adjusted EBITDA for business conducted in the third quarter of 2018 and for the nine months ended September 30, 2018 would increase by approximately $70 million and $178.7 million respectively.

About Renewable Energy Group
Renewable Energy Group, Inc. (NASDAQ: REGI) is a leading provider of cleaner, lower carbon intensity products and services. We are an international producer of biomass-based diesel, a developer of renewable chemicals and are North America's largest producer of advanced biofuel. REG utilizes an integrated procurement, distribution, and logistics network to convert natural fats, oils, greases, and sugars into lower carbon intensity products. With 14 active biorefineries, a feedstock processing facility, research and development capabilities and a diverse and growing intellectual property portfolio, REG is committed to being a long-term leader in bio-based fuel and chemicals.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the possible retroactive reinstatement of the BTC for 2018, the estimated benefits to net income, Adjusted net income and Adjusted EBITDA if the BTC is retroactively reinstated for 2018, the favorable market conditions in which we are operating and our efforts to optimize efficiencies in our operations. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2; availability of federal and state governmental tax incentives and incentives for biomass-based diesel production, including that the BTC may not be retroactively reinstated for 2018 or that it may be reinstated on less favorable terms; changes in the spread between biomass-based diesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; the effect of excess capacity in the biomass-based diesel industry; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; our ability to generate revenue from the sale of renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; whether our Geismar biorefinery will be able to produce renewable diesel consistently or profitably; and other risks and uncertainties described in REG's annual report on Form 10-K for the year ended December 31, 2017, Form 10-Q for the quarter ended June 30, 2018 and other reports subsequently filed with the SEC. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES:
Biomass-based diesel sales	$568,174	$504,016	$1,394,044	$1,303,681
Separated RIN sales	26,867	120,389	100,232	245,062
Biomass-based diesel government incentives	944	741	367,144	28,503
	595,985	625,146	1,861,420	1,577,246
Other revenue	1,768	1,837	5,735	3,733
	597,753	626,983	1,867,155	1,580,979
COSTS OF GOODS SOLD:
Biomass-based diesel	535,376	505,871	1,451,565	1,328,129
Separated RINs	9,790	105,131	53,538	185,978
Other costs of goods sold	1,173	1,186	3,449	3,340
	546,339	612,188	1,508,552	1,517,447
GROSS PROFIT	51,414	14,795	358,603	63,532
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	23,155	25,880	79,321	71,599
RESEARCH AND DEVELOPMENT EXPENSE	4,252	3,759	13,335	10,537
IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT	—	—	—	1,341
INCOME (LOSS) FROM OPERATIONS	24,007	(14,844)	265,947	(19,945)
OTHER INCOME (EXPENSE), NET	1,850	3,356	10,781	(39,232)
INCOME (LOSS) BEFORE INCOME TAXES	25,857	(11,488)	276,728	(59,177)
INCOME TAX BENEFIT (EXPENSE)	(854)	115	(3,486)	(2,919)
NET INCOME (LOSS)	$25,003	$(11,373)	$273,242	$(62,096)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$24,343	$(11,373)	$266,243	$(62,096)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$0.65	$(0.29)	$7.04	$(1.61)
DILUTED	$0.53	$(0.29)	$6.20	$(1.61)
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	37,270,928	38,772,434	37,815,598	38,684,412
DILUTED	45,503,371	38,772,434	42,910,528	38,684,412

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,632	$77,627
Marketable securities	52,892	—
Accounts receivable, net	92,866	90,648
Inventories	141,151	135,547
Prepaid expenses and other assets	37,854	51,880
Restricted cash	3,000	—
Total current assets	484,395	355,702
Property, plant and equipment, net	592,697	587,397
Goodwill	16,080	16,080
Intangible assets, net	27,895	27,127
Other assets	20,171	19,290
TOTAL ASSETS	$1,141,238	$1,005,596
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Lines of credit	$4,370	$65,525
Current maturities of long-term debt	169,485	13,397
Accounts payable	99,150	84,608
Accrued expenses and other liabilities	35,620	39,187
Deferred revenue	1,472	2,218
Total current liabilities	310,097	204,935
Unfavorable lease obligation	2,541	3,388
Deferred income taxes	8,379	8,192
Long-term contingent consideration for acquisitions	259	8,849
Long-term debt (net of debt issuance costs of $4,126 and $6,627, respectively)	34,401	208,536
Other liabilities	3,466	4,114
Total liabilities	359,143	438,014
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	782,095	567,582
TOTAL LIABILITIES AND EQUITY	$1,141,238	$1,005,596